Exhibit 5.1

SHAPIRO SHER GUINOT & SANDLER, P.A.

June 4, 2025

Strawberry Fields REIT, Inc.

6101 Nimtz Parkway

South Bend, Indiana 46628

Re:	Registration Statement on Form S-3
Commission File No. 333-280766

Ladies and Gentlemen:

We have served as Maryland counsel to Strawberry Fields REIT, Inc., a Maryland corporation (the “Company”), in connection with certain matters of Maryland law arising out of the sale and issuance by the Company from time to time of shares (the “Shares”) of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), having an aggregate offering price of up to $50,000,000, in at-the-market offerings, pursuant to (i) the At Market Issuance Sales Agreement by and among the Company, Strawberry Fields Realty LP, B. Riley Securities, Inc. and A.G.P./Alliance Global Partners, dated July 11, 2024 (the “Original Sales Agreement”), as amended by that certain Amendment No. 1 to At Market Issuance Sales Agreement, dated June 4, 2025, pursuant to which Wedbush Securities Inc. was added as an agent (“Amendment No. 1” and together with the Original Sales Agreement, the “Amended Sales Agreement”) and (ii) the Registration Statement on Form S-3, and all amendments thereto (collectively, the “Registration Statement”), filed by the Company with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).

In connection with our representation of the Company, and as a basis for the opinions hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the “Documents”):

(i) The Registration Statement, in the form in which it was filed with the Commission under the Securities Act;

Strawberry Fields REIT, Inc.

June 4, 2025

(ii) The Company’s Base Prospectus, dated July 25, 2024 (the “Base Prospectus”), the Company’s Prospectus, dated July 25, 2024 (together with the Base Prospectus, the “Original Prospectus”), as supplemented by the Company’s Prospectus Supplement No. 1, dated as of June 4, 2025 (the “Prospectus Supplement”), each in the form in which it was filed with the Commission pursuant to Rule 424(b) promulgated under the Securities Act;

(iii) The Amended Sales Agreement;

(iv) The charter of the Company (the “Charter”), certified by the State Department of Assessments and Taxation of Maryland (the “SDAT”);

(v) The Amended and Restated Bylaws of the Company (the “Bylaws”), certified as of the date hereof by an officer of the Company;

(vi) Resolutions adopted by the Board of Directors of the Company (the “Board”), relating to, among other matters, the registration, sale and issuance of the Shares and the delegation to a special offering committee (the “ATM Offering Committee”) of all powers that may be delegated in connection with the issuance of the Shares (the “Resolutions”), certified as of the date hereof by an officer of the Company;

(vii) A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;

(viii) A certificate executed by an officer of the Company, dated as of the date hereof; and

(ix) Such other documents and matters as we have deemed necessary or appropriate to express the opinions set forth in this letter, subject to the assumptions, limitations and qualifications stated herein.

In expressing the opinions set forth below, we have assumed the following:

(a) Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

(b) Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

(c) Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

Strawberry Fields REIT, Inc.

June 4, 2025

(d) All Documents submitted to us as originals are authentic. The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

(e) The Shares will not be issued or transferred in violation of any restriction or limitation contained in Article VI of the Charter.

(f) Upon the issuance of any Shares, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Charter.

(g) Certain terms of the offering of the Shares will be authorized and approved by the Board or the ATM Offering Committee in accordance with the Maryland General Corporation Law, the Charter, the Bylaws and the Resolutions (such approvals referred to herein as the “Corporate Proceedings”) prior to the issuance thereof.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

1. The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

2. Upon the completion of all Corporate Proceedings relating to the Shares, the issuance of the Shares will be duly authorized and, when and if delivered against payment therefor in accordance with the Amended Sales Agreement, the Prospectus Supplement, the Original Prospectus, the Registration Statement, the Resolutions, the Corporate Proceedings and any other resolutions adopted by the Board or a duly authorized committee thereof relating thereto, the Shares will be validly issued, fully paid and nonassessable.

Strawberry Fields REIT, Inc.

June 4, 2025

The foregoing opinions are limited to the laws of the State of Maryland and we do not express any opinion herein concerning federal law or any other state law. We express no opinion as to the applicability or effect of any federal or state securities laws, including the securities laws of the State of Maryland, federal or state laws regarding fraudulent transfers or the laws, codes or regulations of any municipality or other jurisdiction. To the extent that any matter as to which our opinion is expressed herein would be governed by the laws of any jurisdiction other than the State of Maryland, we do not express any opinion on such matter. The opinions expressed herein are subject to the effect of any judicial decision which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

The opinions expressed herein are limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinions expressed herein after the date hereof.

This opinion is being furnished to you for submission to the Commission as an exhibit to a Current Report on Form 8-K relating to the Shares (the “Current Report”). We hereby consent to the filing of this opinion as an exhibit to the Current Report and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ Shapiro Sher Guinot & Sandler, P.A.

SHAPIRO SHER GUINOT & SANDLER, P.A.